As filed with the Securities and Exchange Commission September 13, 2002
File  No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             JOLLEY MARKETING, INC.
             (Exact name of registrant as specified in its charter)

                NEVADA                              87-0622284
   (State or Other Jurisdiction of                (IRS Employer
    Incorporation or Organization)              Identification No.)

                               368 SOUTH 600 WEST
                                OREM,  UT  84058
                                 (801) 224-4587
         (Address and telephone number of registrant's principal offices)

                                  RONALD JOLLEY
                               368 SOUTH 600 WEST
                                OREM,  UT  84058
                                  801-224-4587
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            CLETHA A. WALSTRAND, ESQ.
                            CLETHA A. WALSTRAND, P.C.
                           8 EAST BROADWAY, SUITE 609
                         SALT LAKE CITY, UT  84111-2204
                                 (801) 363-0890
                               (801) 363-8512 FAX

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If  any  of  the securities being registered on this form are to be offered on a delayed  or  continuous  basis  pursuant to Rule 415 under the Securities Act of
1933,  check  the  following  box:   [  x  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

Title of each class   Amount to be    Proposed offering   Proposed maximum     Amount of
of securities to      registered      price per share     aggregate offering   registration
be registered                                             price                fee


Common Stock. . . .  750,000 shares  $   0.10 per share  $            75,000  $       6.90


     The number of shares to be registered is estimated solely for the purpose of calculating the registration fee.

     Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE  INFORMATION  IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY
NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject  to  completion  ---_____________,  2002

PROSPECTUS

                        $50,000 MINIMUM / $75,000 MAXIMUM
                             JOLLEY MARKETING, INC.
                                  COMMON STOCK

     This is Jolley's initial public offering. We are offering a minimum of 500,000 shares and a maximum of 750,000 shares of common stock. The public offering price is $0.10 per share. No public market currently exists for our shares. No commission or other compensation will be paid for the sale of our shares.

     See "Risk Factors" beginning on page 3 for a discussion of certain information that you should consider before you invest.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     Our shares are offered on a "minimum/maximum, best efforts" basis directly through our Officer and Director, Mr. Ronald Jolley. We do not plan to involve any broker-dealer in the sale of our shares or pay any commissions in connection with the sales of our shares. No commission or other compensation related to the sale of the shares will be paid to Mr. Jolley.

     The proceeds of the offering will be placed and held in an escrow account at Escrow Specialists, P.O. Box 3287, Ogden, UT 84405, until a minimum of $50,000 in cash has been received as proceeds from sale of shares. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.



           Price to Public   Commissions   Proceeds to Company

Per Share  $           0.10  $        -0-  $               0.10

Minimum .  $         50,000  $        -0-  $             50,000
Maximum .  $         75,000  $        -0-  $             75,000


                The date of this Prospectus is September 13, 2002

                               PROSPECTUS SUMMARY
OUR  COMPANY

     Jolley Marketing, Inc., was incorporated under the laws of the State of Nevada on December 3, 1998. Originally, Jolley intended to operate as a telecommunications company by obtaining business service agreements. We were not successful in obtaining service contracts and decided to redefine our business plan to service industrial, commercial and residential lighting needs.

We sell lighting products for business and commercial applications in the Wasatch front area of Utah. In addition, we offer consulting services to help our customers achieve the optimum lighting solutions. To this end, we have an agreement in place with Electrical Wholesale Supply of Utah to purchase Sylvania lamps and lighting products at reduced prices. In turn, we then sell the lighting products at a marked up cost to our customers. We have commenced only limited operations as of the date of this filing.

     We will be in competition with many other sellers of lighting products. Some providers are very large including Sylvania, General Electric and Phillips Lighting. We will also compete with retailers such as Home Depot, Lowes, Wal Mart, Costco and grocery and hardware stores. In addition, other small independent suppliers such as Myers Lighting will compete with us for market share.

     We had a net income of $1,944 for the five months ended May 31, 2002. We have not yet established any significant revenue.

     Our office is located at 368 South 600 West, Orem, Utah 84058. Our telephone number is 801-224-4587.

THE  OFFERING

Common  Stock  Offered  by  Us               500,000  shares  minimum
                                             750,000  shares  maximum

Common  Stock  to  be  Outstanding        11,587,500  shares  minimum
After  the  Offering                      11,837,500  shares  maximum

     We will use the proceeds from the offering to implement our marketing plan, pay salaries and for working capital. Should we raise the maximum amount of the offering, we intend to rent professional space and design a show room for our products. We need to raise at least the minimum amount from this offering so that we can continue operations and implement our business plan for the next twelve months.

                                  RISK FACTORS

     The securities being offered in this registration statement involve a substantial risk. If you are thinking about purchasing shares of our company you should be advised that investing in our stock is very risky and you should be able to bear a complete loss of your investment. Please read the following risk factors closely.

     JOLLEY IS A NEW BUSINESS WITH ONLY MINIMAL REVENUE AND AN INVESTMENT IN OUR COMPANY IS RISKY BECAUSE YOU MAY LOOSE YOUR ENTIRE INVESTMENT. We only recently commenced operations and have a net profit of $1,944 as of May 31, 2002, so it may be difficult for you to evaluate an investment in our stock. We have had only minimal revenues and we cannot assure that we will ever be profitable. As of May 31, 2002 our revenues were only $10,846 and we recognized a net income of only $1,944 after expenses. We currently have $12,406 in cash and liabilities of $519, making a working capital of $11,980. You will be furnishing venture capital to us and will bear the risk of a complete loss of your investment in the event we are not successful in our planned business.

     IF WE DO NOT RAISE MONEY THROUGH THIS OFFERING, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS. We are concentrating our present efforts in establishing this new business and we need the proceeds from this offering in order to continue implementing our business plan. If we are unable to obtain financing through proceeds from this offering, we will have to seek alternative sources of financing. There is no assurance that any alternative sources of financing will be found or if available that they will be at reasonable terms. If no viable financing can be obtained we may be forced to constrict or even to cease our business operations. If we only raise the minimum amount of this offering, we will not be able to establish our product showroom. If we raise the minimum amount of this offering, we do not anticipate the need to raise additional capital within the next twelve months. We do not expect our fixed operating costs to increase during the next twelve months.

     THE LIGHTING SUPPLY INDUSTRY IS VERY COMPETITIVE, AND WE MAY NOT BE ABLE TO OBTAIN OR RETAIN CUSTOMERS. Our intended market is saturated with numerous large and successful companies that will be competing with us for our intended customer base. We will be in competition with many other sellers of lighting products. Some providers are very large including Sylvania, General Electric and Phillips Lighting. We will also compete with retailers such as Home Depot, Lowes, Wal Mart, Costco and grocery and hardware stores. In addition, other small independent suppliers such as Myers Lighting will compete with us for market share. Because we are a development stage company with no significant revenue, we believe we rank near the bottom of our competition.

     WE ARE ESPECIALLY VULNERABLE TO ANY UNFORESEEN DELAYS IN OBTAINING PRODUCT AND SUCH DELAYS COULD SERIOUSLY IMPAIR OUR ABILITY TO SERVICE OUR CUSTOMERS. We do not own any manufacturing facilities and we depend exclusively on third parties to supply our products. Although we currently have established relationships with a supplier, we cannot assure that we will continue to obtain delivery on a timely basis or on reasonable terms.

     WE ARE CURRENTLY DEPENDENT ON ONE SUPPLIER FOR OUR PRODUCTS AND THE LOSS OF OUR SUPPLIER WOULD ADVERSELY AFFECT OUR ABILITY TO SERVICE OUR CUSTOMERS. We have entered into an agreement with one supplier, Electrical Wholesale Supply of Utah, for our products. Our contract with Electrical Wholesale Supply of Utah is open ended, however we have no assurance Electrical Wholesale Supply of Utah will not cancel the agreement. We have no assurance that if necessary we can find additional companies who would supply product to us on favorable terms.

     WE HAVE NO LIABILITY INSURANCE TO PROTECT AGAINST LEGAL ACTIONS AND IF WE HAVE TO DEFEND AGAINST ANY CLAIMS IT COULD BE EXPENSIVE FOR US. We may have customers who claim that our products are defective or even harmful. Such claims, even if unfounded, could be expensive to defend, may involve product recalls or refunds, and result in loss revenue and reputation.

     WE DEPEND ENTIRELY ON OUR PRESIDENT TO IMPLEMENT OUR BUSINESS PLAN AND LOSING HIS SERVICES WOULD BE INJURIOUS TO OUR BUSINESS. Jolley is dependent on the services of our President, Mr. Ronald Jolley, to become established. We have no employment agreement with Mr. Jolley and the loss of his services would make it difficult to implement our growth plans.

     FOLLOWING THE OFFERING, OUR PRESIDENT, RONALD JOLLEY, WILL STILL RETAIN CONTROLLING INTEREST IN JOLLEY. If the minimum number of shares are sold, Mr. Jolley will control 93.72% of the outstanding shares. If the maximum number of shares are sold, Mr. Jolley will control 91.74% of the outstanding shares. Mr. Jolley will control the voting stock, which would be sufficient to elect directors and to control the management, policies and operations of Jolley.

     WE  HAVE  NO  PUBLIC  MARKET  FOR  OUR  SECURITIES AND THIS MAY RENDER YOUR
INVESTMENT ILLIQUID. No market exists for the sale or purchase of our common stock. Even if our stock eventually is listed for trading on an exchange, the number of shares outstanding may not be enough to provide a large enough volume of trading to enable the price per share to be stable. A viable market for our stock may never develop. You may not be able to buy or sell our stock when you desire and you may lose your entire investment. We intend to register our securities in Utah and Colorado. We do not currently have any plan to have our stock listed on any national securities exchange or NASDAQ or quoted on the Over the Counter Bulletin Board.

     IT IS LIKELY OUR STOCK WILL BECOME SUBJECT TO THE PENNY STOCK RULES WHICH IMPOSE SIGNIFICANT RESTRICTIONS ON THE BROKER-DEALERS AND MAY AFFECT THE RESALE
OF  OUR  STOCK.   A  penny  stock  is  generally  a  stock  that

     -  is  not  listed  on  a  national  securities  exchange  or  Nasdaq,

     -  is  listed  in  "pink  sheets"  or  on  the  NASD  OTC  Bulletin  Board,

     -  has  a  price  per  share  of  less  than  $5.00  and

     -  is  issued  by  a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -  determination  of  the  purchaser's  investment  suitability,

     -  delivery  of  certain  information and disclosures to the purchaser, and

     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. In the event our common stock becomes subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock, and

     - the liquidity typically associated with other publicly traded equity securities may not exist.

     A market for our stock may never develop and you would not have the ability to sell your stock publicly.

     SHARES OF STOCK THAT ARE ELIGIBLE FOR SALE BY OUR STOCKHOLDERS MAY DECREASE THE PRICE OF OUR STOCK. Upon completion of the offering, we will have 11,587,500 shares outstanding, including 500,000 shares that are freely tradable if we sell the minimum and we will have 11,837,500 shares outstanding, including 750,000 shares that are freely tradable if we sell the maximum and 11,087,500 shares that are restricted shares but may be sold under Rule 144. If there is a public market for our stock and if the holders sell substantial amounts of our stock, then the market price of our stock could decrease.

                           FORWARD-LOOKING STATEMENTS

     You should carefully consider the risk factors set forth above, as well as the other information contained in this prospectus. This prospectus contains forward-looking statements regarding events, conditions, and financial trends that may affect our plan of operation, business strategy, operating results, and financial position. You are cautioned that any forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially from those included within the forward-looking statements as a result of various factors. Cautionary statements in the risk factors section and elsewhere in this prospectus identify important risks and uncertainties affecting our future, which could cause actual results to differ materially from the forward-looking statements made in this prospectus.

                          DILUTION AND COMPARATIVE DATA

     As of May 31, 2002, we had a net tangible book value, which is the total tangible assets less total liabilities, of $12,907, or approximately $0.0011 per share. The following table shows the dilution to your investment without taking into account any changes in our net tangible book deficit after May 31, 2002, except the sale of the minimum and maximum number of shares offered.


                                       ASSUMING MINIMUM    ASSUMING MAXIMUM
                                         SHARES SOLD         SHARES SOLD

Shares Outstanding . . . . . . . . .         11,587,500          11,837,500

Public offering proceeds
at $0.10 per share . . . . . . . . .  $          50,000   $          75,000

Net offering proceeds after
expenses . . . . . . . . . . . . . .  $          30,000   $          55,000

Net tangible book value. . . . . . .  $          12,907   $          12,907
before offering
Per share. . . . . . . . . . . . . .  $          0.0011   $          0.0011


                                        5

Pro forma net tangible . . . . . . .  $          42,907   $          67,907
book value after offering
Per share. . . . . . . . . . . . . .  $          0.0037   $          0.0057

Increase attributable to purchase of
shares by new investors. . . . . . .  $          0.0026   $          0.0046

Dilution per share to new investors.  $          0.0963   $          0.0943

Percent dilution . . . . . . . . . .                 96%                 94%

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of May 31, 2002:


                       Shares Owned             Total Consideration         Average Price
                       Number               %   Amount                 %    Per Share
Present Shareholders
  Minimum Offering .  11,087,500        95.68%  $     24,750          33%  $       0.0022
  Maximum Offering .  11,087,500        93.66%  $     24,750          25%  $       0.0022

New Investors
  Minimum Offering .  500,000            4.32%  $     50,000          67%  $         0.10
  Maximum Offering .  750,000            6.34%  $     75,000          75%  $         0.10

     The numbers used for present shareholders assumes that none of the current shareholders purchase additional shares in this offering.

     The above table illustrates that as an investor in this offering, you will pay a price per share that substantially exceeds the price per share paid by our current shareholders and that you will contribute a high percentage of the total amount to fund Jolley, but will only own a small percentage of our shares. Investors will have contributed $50,000 if the minimum is raised and $75,000 if the maximum offering is raised, compared to only $24,750 contributed by current shareholders. If the minimum is raised, new investors will only own 4.32% of the total shares, and if the maximum is raised, investors will only own 6.34% of the total shares.

                                 USE OF PROCEEDS

     The net proceeds to be realized by us from this offering, after deducting estimated offering related expenses of approximately $20,000 is $30,000 if the minimum number of shares is sold and $55,000 if the maximum number of shares is sold.

     The following table sets forth our estimate of the use of proceeds from the sale of the minimum and the maximum amount of shares offered. Since the dollar amounts shown in the table are estimates only, actual use of proceeds may vary from the estimates shown.


Description                       Assuming Sale of   Assuming Sale of
                                  Minimum Offering   Maximum Offering

Total Proceeds . . . . . . . . .  $          50,000  $          75,000
Less Estimated Offering Expenses             20,000             20,000

Net Proceeds Available . . . . .  $          30,000  $          55,000

Use of Net Proceeds
    Marketing  . . . . . . . . .  $          16,000  $          30,000
    Salaries . . . . . . . . . .             12,000             24,000
    Working capital. . . . . . .              2,000              1,000

TOTAL NET PROCEEDS . . . . . . .  $          30,000  $          55,000

     The net proceeds will be used to build our business. Marketing will include hiring and training a commercial sales force. We estimate the cost of this task to be approximately $12,000. We also intend to prepare brochures and flyers for neighborhood distribution. We estimate the cost for the brochures and flyers to be approximately $4,000. If we raise the maximum offering we will also rent commercial space to create a professional showroom for our products and additional office space. We estimate the cost of a showroom to be approximately $14,000 per year.

     We anticipate hiring a bookkeeper/secretary and estimate we will pay $1,000 per month in salary. If we raise the maximum offering, we will pay Mr. Jolley $1,000 per month if our gross sales are at least $1,000 per month.

     At the present time, we do not carry any inventory because we can pick up products directly from our supplier's warehouse.

     The working capital may be used for general corporate purposes to manage and maintain the current and proposed operations including legal, consulting, and professional fees, expenses and other administrative costs.

     If less than the maximum offering is received, we will apply the proceeds according to the priorities outlined above. We do not intend to change the use of proceeds or pursue any other business other than as described in this prospectus. Costs associated with being a public company, including compliance and audits of our financial statements will be paid from working capital and from revenues generated from our operations.

     We may make temporary investments in short-term, investment grade, interest-bearing securities, money market accounts, insured certificates of deposit and/or in insured banking accounts.

                         DETERMINATION OF OFFERING PRICE

     The offering price of our shares was arbitrarily determined by our management. The offering price bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price be regarded as an indicator of any future market price of our securities. In determining the offering price, we considered such factors as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

                             DESCRIPTION OF BUSINESS
GENERAL

     Jolley Marketing, Inc., was incorporated under the laws of the State of Nevada on December 3, 1998. Originally, Jolley intended to operate as a telecommunications company by obtaining business service agreements. We were not successful in obtaining service contracts and decided to redefine our business plan to service business and residential lighting needs.

     We sell lighting products for business and commercial applications in the Wasatch front area of Utah. In addition, we offer consulting services to help our customers achieve the optimum lighting solutions. To this end, we have an agreement in place with Electrical Wholesale Supply of Utah to purchase Sylvania lamps at reduced prices. In turn, we then sell the lighting products at a marked up cost to our customers. We have commenced only limited operations as of the date of this filing.

     The lighting business is a multi-billion dollar business. There are three major corporations that manufacture most of the worlds lighting, Sylvania Lighting with over $2 billion in gross sales for 2001, General Electric Lighting with over $2 billion in gross sales for 2001 and Phillips Lighting with more than $4 billion in gross sales for 2001. Their distribution networks are many and varied. Each of these manufacturers make varying qualities of the same type of lighting, desiring to sell their products to all kinds of markets.

     Lighting is organized into four general categories: commercial, residential, medical and industrial. In addition to supplying light products, there is a need in the industry to educate the public about new lighting products concerning energy savings, longer life, environmentally safer products, and lights that are less stressful to work under.

MARKETS  AND  MARKETING

     We intend to market our products by direct marketing contact by our management and our commercial sales force. We will target residential, commercial, medical and industrial businesses. Our commercial sales force will solicit business owners and their managers concerning their lighting needs.
Since multiple contacts are generally required to secure large business locations, those potential locations that are most attractive to management will be visited on a monthly basis. Because all types of business require lighting products, our sales force will initiate contact with all businesses.

     MEDICAL MARKET. We believe the medical fields will be receptive to our plan of marketing. Providers of medical services have been amenable to receiving information concerning new products and have been interested in being shown the value of new products or lighting techniques to their particular office application. For example, dentists who are using a standard cool white fluorescent lamp can be shown that a color corrective lamp with a Color Rendering Index of 90 or above and a Kelvin temperature of 5000 to 5500 will greatly enhance their achieving optimum color for their shading needs. When dental labs that make crowns and bridges for dentists are light consistent with the dental offices they support, there are far fewer re-makes, which potentially leads to greater profits and less stress for both businesses. Hence, potentially leading to greater profits and lower stress levels for both businesses. In hospitals we intend to solicit business by educating the lighting purchasers. For instance, in operating rooms, we believe that lamps that reduce stress and provide natural color contributes to safer operations because there is greater visual clarity.

     COMMERCIAL BUSINESS MARKET. We believe large commercial buildings are always looking to reduce their costs, especially energy costs. We believe our marketing will show how these managers can save as much as one-fourth of their energy costs by using different lighting products. In many instances, we believe we can show how they can use two lamps in a four lamp fixture and still get the same light output, thereby cutting energy costs by 50%. Other options including using a High Intensity Discharge lamp over fluorescent lighting that can save up to 60% of energy costs.

     INDUSTRIAL BUSINESS MARKET. We believe industrial businesses are interested in getting longer life out of their lights. Vibration and heat are always hazards in these businesses. We intend to market special lamps that are made with stronger filaments and different inert gases that provide longer life in the industrial environment. We also intend to market special coatings that are applied to lamps that allow bulbs to not explode or shatter, creating a safer work environment.

     RESIDENTIAL MARKET. A part of our marketing plan will be to develop the residential line of products with specialty lighting and lighting fixtures. As a part of our marketing efforts towards the residential area, we intend to develop and distribute brochures and flyers that we will distribute to residential neighborhoods. If we receive the maximum amount of this offering, we intend to open a lighting gallery or showroom where people can come and see our products.

     We intend to market electronic lamps and ballasts that provide a longer life and require less electrical power to all four market segments, commercial, residential, medical and industrial.

GENERATING  REVENUE

     The average markup for lighting sold will be 100% of our cost of the product. The salesperson will receive a 25% commission of the retail price of the product sold. Jolley will receive the remaining 75%. Of the 75% received by Jolley, 25% will be retained and the remaining 50% will cover the original purchase price of the product. In other words, if a salesperson sells a lamp for $100, the salesperson will keep $25.00, Jolley will keep $25.00 and $50.00 will be used for the purchase price from our distributor.

COMPETITION

     The distribution business for lighting products is highly competitive. We will be competing with a number of other companies, including companies with greater financial resources than ours. We are aware of a number of competitors that we will directly compete with.

     Sylvania, General Electric and Phillips Lighting each have their industrial outlets throughout the country, including the Wasatch front region. These outlets cater to builders and electricians. Additional competitors include Home Depot, Lowes, Wal Mart, Costco and grocery and hardware stores to name just a few who cater to the household buyers of lighting products. Finally, there are small independent sellers such as Myers Lighting who will compete with us in the commercial sector.

     We have no assurance we will be able to overcome competitive advantages of larger and more financially secure companies that sell lighting products. We are a very small business with limited capital. If we cannot compete effectively, regardless of the success of this offering, we will not be able to continue our business.

     We intend to compete with other lighting companies by emphasizing our commitment to service.

GOVERNMENTAL  REGULATION

     We are not aware of any governmental laws or regulations specifically applicable to our business operations other than general licensing requirements and taxation, with which we intend to fully comply. We are not aware of any specifically applicable compliance requirements under state or federal environmental or related laws.

EMPLOYEES

     We do not currently have any employees other than our officers and directors, Ronald and Nancy Jolley. Mr. Jolley devotes full time to our business, estimated to be approximately 40 hours per week. Mrs. Jolley devotes such time as necessary to perform her duties as our Secretary and Treasurer.

     Upon completion of this offering, we anticipate hiring a commercial sales force of a minimum of four persons and a secretary/bookkeeper full time. Our sales force will not be paid a salary but will be paid a commission based on sales. Our secretary/bookkeeper will be paid a salary of $1,000 per month and will be responsible for answering the telephone, preparing invoices, filing, billings and taking lighting orders.

     Our success will be largely dependent upon the efforts and active participation of Mr. Jolley. The loss of his services may adversely affect our business operations.

FACILITIES

     We maintain our office at 368 South 600 West, Orem, Utah 84058. These facilities are provided by Mr. Jolley, our officer and director, at a rate of $350 per month. The space provided meets our current needs, and likely will meet our requirements over the next 12 months, unless we raise the maximum offering. Should we raise the maximum amount, we intend to rent commercial space for a lighting showroom and office space. We anticipate our rent for the showroom and office space would be approximately $14,000 per year.

LEGAL  PROCEEDINGS

     Our Company is not a party to any bankruptcy, receivership or other legal proceeding, and to the best of our knowledge, no such proceedings by or against Jolley have been suggested.

                                PLAN OF OPERATION

     We commenced our current operations in May 2000 and our first sale of product was in June 2000. We do not have any significant assets. We intend to implement our business plan from the proceeds raised in this offering.

     Should we receive the minimum offering of $50,000, we will realize net proceeds of $30,000. This amount will enable us to hire and train sales people to sell our products to the identified four markets. We will also hire a secretary/bookkeeper and create brochures and flyers that we intend to distribute to the residential market.

     Should we receive the maximum amount of the offering, we will realize net proceeds of $55,000. The additional offering proceeds will enable us to rent commercial space and create a showroom for our products as well as provide additional office space.

     We currently acquire our lighting products mainly from Sylvania Lighting via our supplier Electrical Wholesale Supply of Utah. Our contract with Electrical Wholesale Supply of Utah is open ended, however we have no assurance Electrical Wholesale Supply of Utah will not cancel the agreement. In order to generate revenue our president contacts businesses inquiring about their lighting needs. He identifies the type of lighting products the business currently uses and then determines the business lighting requirements. He helps educate the business on how they can improve their lighting and reduce costs by using various lighting products.

     With the funds raised from this offering, we intend to hire and train a minimum of four commercial salespersons to generate sales. This sales force will be paid on a commission basis. It is our intent to expand our presence in the Wasatch front area of Utah. With over twenty five years of experience in the lighting products and sales field, our president is well qualified to train and teach our proposed sales force. Such training will include knowledge of products, presentation and closing of sales.

     Upon completion of the offering, we intend to hire a secretary/bookkeeper. The responsibilities for this position include answering the telephone, preparing invoices, filing, billing and taking product orders.

     We intend to create and distribute brochures and flyers to residential neighborhoods in an effort to expand our presence and generate additional sales in the residential market. It is our belief that most residential consumers of lighting products purchase their lights at grocery or hardware stores. We believe the residential light product consumer chooses to purchase at grocery or hardware stores because of convenience rather than price and quality. We believe we can enter the residential market by showing how household shoppers can maintain the desired convenience factor as well as receive a better quality light for a better or same price.

     If we raise the maximum amount of the offering, we intend to rent commercial space for a lighting product showroom with additional office space.

     We anticipate that with either the minimum or the maximum offering amount, we can continue our operations for a period of at least twelve months.

     If we are unable to raise the minimum offering amount, it may be necessary for us to find additional funding in order to implement our operating plan. In this event, we may seek additional financing in the form of loans or sales of our stock and there is no assurance that we will be able to obtain financing on favorable terms or at all or that we will find qualified purchasers for the sale of any stock.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FOR  THE  FISCAL  YEAR  ENDED  DECEMBER  31,  2001  AND  2000

     For the fiscal year ended December 31, 2001, we had sales in the amount of $7,132 compared to $960 for the fiscal year ended December 31, 2000, an increase of 742%. Our cost of goods sold was $3,660 for the fiscal year ended December 31, 2001 resulting in a gross profit of $3,472 compared to cost of goods sold of $367 and a gross profit of $593 for the fiscal year ended December 31, 2000, an increase of 585% for fiscal year ended December 31, 2001. Our increase in gross profit for fiscal year ended December 31, 2001 was due to the fact that we initiated a small marketing campaign and obtained customer sales.

     Our operating expenses for the fiscal year ended December 31, 2001 were $11,376 and $797 for the fiscal year ended December 31, 2000, an increase of 1,427%. The increase in operating expenses for the fiscal year ended December 31, 2001 were due to initiating our operations. Our net loss for fiscal year ended December 31, 2001 was $8,004 compared to $304 for the fiscal year ended December 31, 2000. The increase in net loss is attributed to our commencing our current operations.

FOR  THE  FIVE  MONTHS  ENDED  MAY  31,  2002

     For the five months ended May 31, 2002, we had sales in the amount of $10,846. Our cost of goods sold was $4,541 for the five months ended May 31, 2002 resulting in a gross profit of $6,305.

     Our operating expenses for the five months ended May 31, 2002 were $4,361, resulting in a net income of $1,944.

LIQUIDITY  AND  CAPITAL  COMMITMENTS

     As of May 31, 2002, we had $12,406 cash on hand and prepaid expenses of $93
for  total  assets of $12,499.   We owe a shareholder $519 from an advance.  Our
total  liabilities  are  $519.

     We do not have any capital commitments for the next twelve months. We intend to raise additional capital through this offering to implement our marketing plan. We anticipate raising a minimum of $50,000 and a maximum of $75,000 through a registration statement with the Securities and Exchange Commission on Form SB-2. We are offering a minimum of 500,000 shares of our common stock and a maximum of 750,000 shares of our common stock at a price of $0.10 per share. If we are not successful with our offering we may need to raise additional capital to continue our planned operations. Although our officers and directors have not formally committed to additional financing, we believe additional capital may be contributed by our officers and directors either through a cash contribution or by loan or management may modify expenditures in order to continue operations if the offering is not successful and revenues are not sufficient to cover expenses. We believe that we can pay the ongoing costs of being a public company through the revenues generated by our operations.


                                   MANAGEMENT

          Our Officers and Directors, Ronald Jolley and Nancy Jolley,
                            will manage our business.

NAME           AGE               POSITION                    SINCE
-------------  ---  -----------------------------------  -------------



Ronald Jolley   56  President and Chairman of the Board  December 1998

Nancy Jolley.   52  Secretary/Treasurer and Director     December 1998


     The  following  is  a  brief  biography  of  our  Officers  and  Directors.

     RONALD JOLLEY, PRESIDENT AND CHAIRMAN OF THE BOARD. Mr. Jolley received a Bachelor of Arts Degree from Brigham Young University with a major in Business Management and a minor in Accounting and Economics. For twenty years, from 1975 to 1995, Mr. Jolley was employed as a manufacturers representative by Duro-Test Corporation, a leading manufacturer of lighting. At Duro-Test, Mr. Jolley sold lighting products to large and small businesses. During his time with Duro-Test,

Mr. Jolly received numerous National Awards for Sales Achievement. He has trained many new sales representatives who have also gone on to become National Achievers at Duro-Test. Upon retirement from Duro-Test in 1995, Mr. Jolley started Jolley Vending, Inc. which he took public. Mr. Jolley sold his interest in Jolley Vending, Inc. in 1998. Since 1998, Mr. Jolley has been focusing his efforts on the business of Jolley Marketing, Inc.

     NANCY JOLLEY, SECRETARY, TREASURER AND DIRECTOR. Mrs. Jolley attended Brigham Young University majoring in Elementary Education. Other than her positions with Jolley Marketing, Mrs. Jolley has not had employment outside the home in the past five years.

                                  COMPENSATION

     There are no formal employment arrangements in place. Since inception, we have not paid any compensation to our officers and directors. Our officers and directors are entitled to reimbursement of any out of pocket expenses reasonably and actually incurred on our behalf. We do not anticipate compensating any directors. Upon completion of this offering and in the event we have gross revenues that exceed $1,000 per month, we will pay Mr. Jolley $1,000 per month as compensation for his services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Ronald  Jolley  and  Nancy  Jolley  are  husband  and  wife.

     We maintain our office at 368 South 600 West, Orem, Utah 84058. These facilities are provided by Mr. Jolley, our officer and director, at a rate of $350 per month.

                             PRINCIPAL STOCKHOLDERS

     The following table details the amount of the common stock which is beneficially owned by the Officer/Director and by each person who own 5% or more of the Company's common stock as of the date of this prospectus.


NAME & ADDRESS                # OF SHARES   % BEFORE   % AFTER   % AFTER
                              BENEFICIALLY  OFFERING   MINIMUM   MAXIMUM
                                 OWNED

Ronald Jolley (1)
368 South 600 West
Orem, UT  84058. . . . . . .    10,860,000     97.95%    93.72%    91.74%

Nancy Jolley (1)
368 South 600 West
Orem, UT  84058. . . . . . .    10,860,000     97.95%    93.72%    91.74%

All directors and executive
 officers as a group
(2 people) . . . . . . . . .    10,860,000     97.95%    93.72%    91.74%

     (1) Officer and/or Director. Because Ronald and Nancy Jolley are husband and wife, they are individually considered to have beneficial ownership of 10,860,000 shares of which 430,000 shares are held in the name of Nancy Jolley and 10,430,000 shares are held in the name of Ronald Jolley.

                          DESCRIPTION OF THE SECURITIES

COMMON  STOCK

     We are authorized to issue up to 50,000,000 shares of common stock with a par value of $.001 per share. As of the date of this prospectus, there are 11,087,500 shares of common stock issued and outstanding.

     The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available therefor. The outstanding common stock is, and the common stock to be outstanding upon completion of this offering will be, validly issued, fully paid and non-assessable.

     We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

PREFERRED  STOCK

     We are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. Our board of directors is authorized to designate such series and preferences of the preferred stock. As of the date of this prospectus no shares of preferred stock are issued and outstanding.

STOCK  OPTION  PLAN

     In December 1998, we adopted a stock option plan that reserved 1,000,000 shares of common stock for distribution under the terms of the plan. To date, we have not granted any options pursuant to the stock option plan.

TRANSFER  AGENT

     STALT, Inc., 848 Tanager Street #N, Incline Village, NV 89451 is our transfer agent.

                        SHARES AVAILABLE FOR FUTURE SALE

     As of the date of this prospectus, there are 11,087,500 shares of our common stock issued and outstanding. Upon the effectiveness of this registration statement, 500,000 shares will be freely tradable if the minimum is sold and 750,000 shares will be freely tradable if the maximum number of shares is sold. The remaining 11,087,500 shares of common stock will be subject to the resale provisions of Rule 144. Sales of shares of common stock in the public markets may have an adverse effect on prevailing market prices for the common stock.

     Rule 144 governs resale of "restricted securities" for the account of any person, other than an issuer, and restricted and unrestricted securities for the account of an "affiliate of the issuer. Restricted securities generally include any securities acquired directly or indirectly from an issuer or its affiliates that were not issued or sold in connection with a public offering registered under the Securities Act. An affiliate of the issuer is any person who directly or indirectly controls, is controlled by, or is under common control with the issuer. Affiliates of the company may include its directors, executive officers, and person directly or indirectly owning 10% or more of the outstanding common stock. Under Rule 144 unregistered resale of restricted common stock cannot be made until it has been held for one year from the later of its acquisition from the company or an affiliate of the company. Thereafter, shares of common stock may be resold without registration subject to Rule 144's volume limitation, aggregation, broker transaction, notice filing requirements, and requirements concerning publicly available information about the company ("Applicable Requirements"). Resale by the company's affiliates of restricted and unrestricted common stock is subject to the Applicable Requirements. The volume limitations provide that a person (or persons who must aggregate their sales) cannot, within any three-month period, sell more than the greater of one percent of the then outstanding shares, or the average weekly reported trading volume during the four calendar weeks preceding each such sale. A non-affiliate may resell restricted common stock which has been held for two years free of the Applicable Requirements.

                           MARKET FOR OUR COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

     We are currently privately owned. This is our initial public offering. Currently, there is no public trading market for our securities and there can be no assurance that any market will develop. If a market develops for our securities, it will likely be limited, sporadic and highly volatile. We intend to register our securities in Utah and Colorado. We do not currently have any plan to have our stock listed on any national securities exchange or NASDAQ or quoted on the Over the Counter Bulletin Board.

     This offering is to be sold by Ronald Jolley, our officer and director. We have no commitment from any brokers to sell shares in this offering. As a result, we will not have the typical broker public market interest normally generated with an initial public offering. Lack of a market for shares of our stock could adversely affect a shareholder in the event a shareholder desires to sell his shares.

     Currently the Shares are subject to Rule 15g-1 through Rule 15g-9, which provides, generally, that for as long as the bid price for the Shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time. Consequently, so long as the common stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the common stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

                              PLAN OF DISTRIBUTION

     Mr. Ronald Jolley, our officer and director will sell the common shares offered hereunder on a best efforts basis. We have appointed Escrow Specialists, P.O. Box 3287, Ogden UT 84405 as the escrow agent who will hold proceeds from the sale of shares until the minimum $50,000 has been received. If we do not receive the minimum proceeds within 90 days from the date of this prospectus, unless extended by us for up to an additional 30 days, your investment will be promptly returned to you without interest and without any deductions. This offering will expire 30 days after the minimum offering is raised. We may terminate this offering prior to the expiration date.

     In order to buy our shares, you must complete and execute the subscription agreement and make payment of the purchase price for each share purchased by check payable to the order of Escrow Specialists, Jolley Marketing, Inc., Escrow Account.

     Solicitation for purchase of our shares will be made exclusively by means of this prospectus and communications with our officer and director who is employed to perform substantial duties unrelated to the offering, who will not receive any commission or compensation for his efforts, and who is not associated with a broker or dealer.

     Our  officer  and director will not register as a broker-dealer pursuant to
Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

     Solicitation for purchase of our shares will be made only by means of this prospectus and communications with Mr. Jolley who:

          (i) will not receive any commission in connection with the sale of any securities registered in this offering;

          (ii) is not and has not been associated persons of a broker dealer within the preceding 12 months;

          (iii) did not participate in selling an offering of securities for any issuer more than once every 12 months;

          (iv) has not been subject to any statutory disqualification as defined in section 3(a)(39) of the Securities Exchange Act; and

          (v) intends to primarily perform, at the end of the this offering, substantial duties on behalf of the issuer otherwise than in connection with transactions in securities.


     Mr. Jolley meets the conditions of Rule 3a4-1 and therefore, is not required to register as a broker-dealer pursuant to Section 15. Mr. Jolley has no plans, intentions or arrangements to buy securities in the offering in order to achieve the minimum.

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                                  LEGAL MATTERS

     There are no pending proceedings against the Company or Director. The legal counsel for issues of the shares offered and certain other matters will be Cletha A. Walstrand, P.C., Salt Lake City, UT, 84111

                                     EXPERTS

     The audited financial statements of Jolley Marketing, Inc. as of December 31, 2001, appearing in this prospectus and registration statement have been audited by Squire & Company, P.C., as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of Squire & Company, P.C. as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We have filed a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to Jolley Marketing, Inc. and the shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. and copies of all or any part of the Registration Statement may be obtained from the Commission upon payment of a prescribed fee. This information is also available from the Commission's Internet website, http://www.sec.gov.

                             JOLLEY MARKETING, INC.

                              FINANCIAL STATEMENTS

                Years Ended December 31, 2001 and 2000 (audited)
               and the Five Months Ended May 31, 2002 (unaudited)



                          TABLE OF CONTENTS

                                                                Page
INDEPENDENT AUDITOR'S REPORT . . .                                 19

FINANCIAL STATEMENTS:

Balance Sheets . . . . . . . . . .                                 20

Statements of Operations . . . . .                                 21

Statements of Stockholders' Equity                                 22

Statements of Cash Flows . . . . .                                 23

Notes to Financial Statements. . .                                 24

                          INDEPENDENT AUDITOR'S REPORT



To  the  Board  of  Directors
Jolley  Marketing,  Inc.

We have audited the accompanying balance sheets of Jolley Marketing, Inc. (a corporation) as of December 31, 2001 and 2000, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jolley Marketing, Inc. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/  Squire  &  Company,  P.C.
------------------------------

June  14,  2002
Orem,  Utah


JOLLEY MARKETING, INC.
BALANCE SHEETS

                                               May 31,     December     December
                                                2002       31, 2001    31, 2000
                                            ------------  ----------  -----------
                                             (Unaudited)

                                     ASSETS

                                CURRENT ASSETS:

Cash and cash equivalents. . . . . . . . .  $    12,406   $     693   $     424
Prepaid expenses . . . . . . . . . . . . .           93         170         170
Loan to stockholder. . . . . . . . . . . .            -           -       7,433
                                            ------------  ----------  ----------

Total current assets . . . . . . . . . . .       12,499         863       8,027

ORGANIZATION COSTS, NET. . . . . . . . . .          927         960       1,040
                                            ------------  ----------  ----------

Total assets . . . . . . . . . . . . . . .  $    13,426   $   1,823   $   9,067
                                            ============  ==========  ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

                              CURRENT LIABILITIES:

Advance from stockholder . . . . . . . . .  $       519   $     760   $       -
Income taxes payable . . . . . . . . . . .            -         100         100
                                            ------------  ----------  -----------

Total current liabilities. . . . . . . . .          519         860         100

STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value,
10,000,000 shares authorized,
none issued and outstanding. . . . . . . .            -           -           -
Common stock, $.001 par value,
50,000,000 shares authorized,
11,087,500 issued and outstanding. . . . .       11,088       1,088       1,088
Additional paid-in capital . . . . . . . .        8,662       8,662       8,662
Accumulated deficit. . . . . . . . . . . .       (6,843)     (8,787)       (783)
                                            ------------  ----------  ----------

Total stockholders' equity . . . . . . . .       12,907         963       8,967
                                            ------------  ----------  ----------

Total liabilities and stockholders' equity  $    13,426   $   1,823   $   9,067
                                            ============  ==========  ==========


   The accompanying notes are an integral part of these financial statements.


JOLLEY MARKETING, INC.
STATEMENTS OF OPERATIONS

                                                         Five         Year          Year
                                                        Months        Ended         Ended
                                                       Ended May     December     December
                                                       31, 2002      31, 2001     31, 2000
                                                      ------------  -----------  -----------
                                                      (Unaudited)

REVENUE. . . . . . . . . . . . . . . . . . . . . . .  $     10,846  $    7,132   $      960

COST OF GOODS SOLD . . . . . . . . . . . . . . . . .         4,541       3,660          367
                                                      ------------  -----------  -----------

GROSS PROFIT . . . . . . . . . . . . . . . . . . . .         6,305       3,472          593

SELLING, GENERAL AND ADMINISTRATIVE. . . . . . . . .         4,361      11,376          797
                                                      ------------  -----------  -----------

INCOME (LOSS) BEFORE TAXES . . . . . . . . . . . . .         1,944      (7,904)        (204)

INCOME TAX EXPENSE . . . . . . . . . . . . . . . . .             -         100          100
                                                      ------------  -----------  -----------

NET INCOME (LOSS). . . . . . . . . . . . . . . . . .  $      1,944  $   (8,004)  $     (304)
                                                      ============  ===========  ===========


EARNINGS (LOSS) PER SHARE - BASIC AND FULLY DILUTED.           .00        (.01)        (.00)

WEIGHTED - AVERAGE SHARE OUTSTANDING . . . . . . . .     1,219,950   1,087,500    1,087,500


   The accompanying notes are an integral part of these financial statements.


JOLLEY MARKETING, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended December 31, 2001 and 2000
and the Five Months Ended May 31, 2002
---------------------------------------------------------------------------------------------
                                                          Additional
                                       Common             Paid-in     Accumulated
                                        Stock
                                       Shares    Amount   Capital     Deficit      Total
                                     ----------  -------  ----------  -----------  ----------

BALANCE AT JANUARY 1, 2000. . . . .   1,087,500  $ 1,088  $  8,662     $   (479)     $ 9,271

NET LOSS. . . . . . . . . . . . . .           -        -         -         (304)        (304)
                                     ----------  -------  ----------  -----------  ----------

BALANCE AT DECEMBER 31, 2000. . . .   1,087,500    1,088     8,662         (783)       8,967

NET LOSS. . . . . . . . . . . . . .           -        -         -        8,004)      (8,004)
                                     ----------  -------  ----------  -----------  ----------

BALANCE AT DECEMBER 31, 2001. . . .   1,087,500    1,088     8,662       (8,787)         963

ISSUANCE OF COMMON STOCK. . . . . .  10,000,000   10,000                               10,000

NET INCOME (UNAUDITED). . . . . . .           -        -         -        1,944        1,944
                                     ----------  -------  ----------  -----------  ----------

BALANCE AT MAY 31, 2002 (UNAUDITED)  11,087,500  $11,088  $  8,662     $ (6,843)     $12,907
                                     ==========  =======  ==========  ===========  ==========


   The accompanying notes are an integral part of these financial statements.


JOLLEY  MARKETING,  INC.
STATEMENTS  OF  CASH  FLOWS

                                                             Five        Year        Year
                                                            Months       Ended       Ended
                                                           Ended May    December    December
                                                           31, 2002     31, 2001    31, 2000
                                                          -----------  ----------  ----------
                                                          (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) . . . . . . . . . . . . . . . . . . .  $    1,944   $  (8,004)  $    (304)
  Adjustments to reconcile net income (loss) to
  net cash provided (used) by operating activities:
    Amortization expense . . . . . . . . . . . . . . . .          33          80          80
  Change in operating assets and liabilities:
    Decrease in prepaid expenses . . . . . . . . . . . .          77           -         330
    Decrease in accrued interest receivable. . . . . . .           -           -         378
    Decrease in accounts payable . . . . . . . . . . . .           -           -         (17)
    Decrease in income taxes payable . . . . . . . . . .        (100)          -           -
                                                          -----------  ----------  ----------
 Net cash flows provided (used) by operating activities.       1,954      (7,924)        467
CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan to stockholder . . . . . . . . . . . . . . . . . .           -       7,433        (233)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of common stock. . . . . . . . . . . . . . . .      10,000           -           -
 Advance from stockholder. . . . . . . . . . . . . . . .        (241)        760           -
                                                          -----------  ----------  ----------
   Net cash flows provided by financing activities . . .       9,759         760           -
                                                          -----------  ----------  ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS. . . . . . . .      11,713         269         234

BEGINNING CASH AND CASH EQUIVALENTS. . . . . . . . . . .         693         424         190
                                                          -----------  ----------  ----------
ENDING CASH AND CASH EQUIVALENTS . . . . . . . . . . . .  $   12,406   $     693   $     424
                                                          ===========  ==========  ==========

Supplemental Information:
--------------------------

     The Company paid $100 in taxes during the years ended December 31, 2001 and 2000. The Company paid no interest during the years ended December 31, 2001 and 2000.

     The Company had no non-cash investing or financing activities during the years ended December 31, 2001 and 2000.


   The accompanying notes are an integral part of these financial statements.

JOLLEY  MARKETING,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

NOTE  1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
             ----------------------------------------------

The summary of significant accounting policies of Jolley Marketing, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

          Business  Activity  -  The  Company  was  incorporated in the state of
          ------------------
          Nevada on December 3, 1998 and commenced business during 1999. The Company is in the business of marketing lighting products for business and residential applications.

          Cash  and  Cash Equivalents - The Company considers demand deposits at
          ---------------------------
          banks and money market funds at other financial institutions with a maturity of three months or less to be cash equivalents.

          Revenue  Recognition  -  Revenue from the sale of lighting products is
          --------------------
          recognized  at  the  time  delivery  is  made.

          Earnings (Loss) Per Share - Earnings (loss) per share is calculated by
          -------------------------
          dividing net income (loss) for the period by the weighted-average number of the Company's common shares outstanding.

          Impact  of  Recent  Accounting  Pronouncements  -  In  July  2001, the
          ----------------------------------------------
          Financial Accounting Standards Board issued Statement No. 141, Business Combinations ("Statement 141"). Statement 141 requires that all business combinations be accounted for under the purchase method of accounting. Additionally, certain intangible assets acquired as part of a business combination must be recognized as separate assets, apart from goodwill. Statement 141 is effective for all business combinations initiated subsequent to June 30, 2001. The Company does not expect the adoption of Statement 141 will have a significant impact on its financial statements.

          Also in July 2001, the Financial Accounting Standards Board issued Statement No. 142, Goodwill and Other Intangible Assets ("Statement 142"). Statement 142 requires that ratable amortization of goodwill be replaced with periodic review and analysis of goodwill for possible impairment. Intangible assets other than goodwill must be amortized over their estimated useful lives. The provisions of Statement 142 are effective for fiscal years beginning after December 15, 2001. The Company reviews its intangible assets and goodwill for impairment pursuant to this Statement. The Company does not expect the adoption of Statement 142 will have a significant impact on its financial statements.

JOLLEY  MARKETING,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

NOTE  1.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (Continued)
             -----------------------------------------------------------

          Impact  of Recent Accounting Pronouncements (continued) - In September
          ------------------------------------------------------
          2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("Statement 144"). Statement 144 addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. Statement 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company reviews its long-lived assets in accordance with this statement.

          Organization  Costs - Capitalized organization costs consist of a $100
          -------------------
          incorporation fee, $25 registration fee and $1,075 in legal fees. These costs are being amortized over 15 years. Accumulated amortization is $240 and $160 for the years ended December 31, 2001 and 2000, respectively.

          Use  of  Estimates  -  The  preparation  of  financial  statements  in
          ------------------
          conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE  2.     STOCK  OPTION  PLAN
             -------------------

The Company's Stock Option Plan authorizes the granting of stock options to its full-time employees for up to 1,000,000 shares of common stock. Under the plan, the exercise price of each option is to be determined at the time of grant by a committee consisting of the Company's officers and shall not be less than the fair market value of the stock at the grant date. The granting of options is to be at the discretion of the committee, as is the option term. At December 31, 2001, no options had been granted.

NOTE  3.     RELATED  PARTY  TRANSACTIONS
             ----------------------------

The Company rents office space from its principal stockholder. Rent of $5,200 and $500 was paid during the years ended December 31, 2001 and 2000, respectively. The continued rental of office space is evaluated on a month-to-month basis.

On February 15, 1999, the Company loaned its principal stockholder $7,200 on a demand note. The note bears 6 percent interest and is not collateralized. This loan was repaid during the year ended December 31, 2001. This principal stockholder subsequently advanced $760 to the Company.

NOTE  4.     INCOME  TAXES
             -------------

As of December 31, 2001, the Company had federal and state net loss carryforwards of approximately $9,224 and $9,024, respectively. The net operating loss carryforwards will expire at various dates beginning in 2015 through 2022, if not utilized.

JOLLEY  MARKETING,  INC.
NOTES  TO  FINANCIAL  STATEMENTS
--------------------------------------------------------------------------------

NOTE  4.     INCOME  TAXES  (Continued)
             --------------------------

Significant components of the Company's deferred tax assets and liabilities for federal and state income taxes as of December 31, 2001 and 2000 are as follows:


                                     December 31,    December 31,
                                         2001            2000
Deferred tax assets:
  Net operating loss carryforwards  $       3,136   $         382
Valuation allowance. . . . . . . .         (3,136)           (382)
                                    --------------  --------------

                                    $           -   $           -
                                    ==============  ==============


The net valuation allowance increased by $2,754 and $253 during the years ended December 31, 2001 and 2000.

NOTE  5.     SUBSEQUENT  EVENTS
             ------------------

On May 29, 2002, the Company issued its principal stockholder an additional 10,000,000 shares of common stock for cash proceeds of $10,000.

On June 14, 2002, the Company issued 500,000 shares of common stock for cash proceeds of $5,000 to an unrelated entity.

================================================================================


                                 $50,000 MINIMUM

                                 $75,000 MAXIMUM




                             JOLLEY MARKETING, INC.




                             500,000 SHARES MINIMUM
                             750,000 SHARES MAXIMUM
                                  COMMON STOCK
                                 $.001 PAR VALUE






                              ---------------------
                                   PROSPECTUS
                              ---------------------








                               SEPTEMBER  12,  2002


================================================================================
================================================================================
Until December 12, 2002, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


--------------------------------
TABLE  OF  CONTENTS
--------------------------------
Prospectus Summary . . . . . . . .   2
Risk Factors . . . . . . . . . . .   3
Forward-Looking Statements . . . .   5
Dilution and Comparative Data. . .   5
Use of Proceeds. . . . . . . . . .   6
Determination of Offering Price. .   7
Description of Business. . . . . .   8
Plan of Operation. . . . . . . . .  10
Management . . . . . . . . . . . .  12
Compensation . . . . . . . . . . .  13
Certain Relationships and Related3
     Transactions. . . . . . . . .  13
Principal Stockholders . . . . . .  13
Description of the Securities. . .  14
Shares Available for Future Sale .  14
Market for Common Stock. . . . . .  15
Plan of Distribution . . . . . . .  16
Legal Matters. . . . . . . . . . .  17
Experts. . . . . . . . . . . . . .  17
Additional Information . . . . . .  17
Index to Financial Statements. . .  18

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to whom it is unlawful to make such offer in any jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.
================================================================================

PART  II.

INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our company's charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Nevada Revised Statutes, no director or officer of the company shall have any liability to the company or its stockholders for monetary damages. The Nevada Revised Statutes provide that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The company's charter and bylaws provide that the company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Nevada Revised Business Corporations Act and that the company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The charter and bylaws provide that we will indemnify our directors and officers and may indemnify our employees or agents to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Jolley. However, nothing in our charter or bylaws of the company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Nevada Revised Statutes provide that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the expenses in connection with this Registration Statement. We will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and
             ---------
Exchange  Commission.


Securities and Exchange Commission Filing Fee  $     6.90
Printing Fees and Expenses. . . . . . . . . .      500.00
Legal Fees and Expenses . . . . . . . . . . .   15,000.00
Accounting Fees and Expenses. . . . . . . . .    3,000.00
Blue Sky Fees and Expenses. . . . . . . . . .      500.00
Trustee's and Registrar's Fees. . . . . . . .      500.00
Miscellaneous . . . . . . . . . . . . . . . .      493.10
TOTAL . . . . . . . . . . . . . . . . . . . .  $20,000.00

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     On December 8, 1998, we issued 500,000 shares of our common stock to Ronald Jolley and 500,000 shares of our common stock to Nancy Jolley, our founders in exchange for $1,000 cash. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On January 20, 1999, we issued 60,000 shares of our common stock to two individual investors in exchange for $6,000 cash. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On February 3, 1999, we issued 27,500 shares of our common stock to six individual investors in exchange for $2,750 cash. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On May 29, 2002, we issued 10,000,000 shares of our common stock to Ronald Jolley in exchange for cash proceeds of $10,000. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

     On June 14, 2002, we issued 500,000 shares of our common stock to an individual investor in exchange for cash proceeds of $5,000. The securities were sold in private transactions, without registration in reliance on the exemption provided by Section 4(2) of the Securities Act. The investor had access to all material information pertaining to the Company and its financial condition. The investor completed and signed a subscription agreement attesting to his sophistication or accredited investor status and investment intent. No broker was involved and no commissions were paid in the transactions.

ITEM  27.  EXHIBITS.


EXHIBITS.

SEC Ref. No.  Title of Document                         Location
         3.1    Articles of Incorporation. . . . . . .  Attached
         3.2    By-laws. . . . . . . . . . . . . . . .  Attached
         5.1    Legal Opinion included in Exhibit 23.1  Attached
        10.1    EWS Agreement. . . . . . . . . . . . .  Attached
        10.2    Stock Option Plan. . . . . . . . . . .  Attached
        23.1    Consent of Cletha A. Walstrand, PC . .  Attached
        23.2    Consent of Squire & Company, PC. . . .  Attached
        99.1    Subscription Agreement . . . . . . . .  Attached
        99.2    Escrow Agreement . . . . . . . . . . .  Attached

ITEM  28.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in this Registration Statement or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the us of expenses incurred or paid by a director, officer or controlling persons of Jolley in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The  undersigned  registrant  hereby  undertakes  to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Jolley Marketing, Inc., certifies that it has reasonable ground to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf, in the City of Orem, State of Utah, on September 13, 2002.


                              Jolley  Marketing,  Inc.




Dated:   September  13,  2002         By:     /s/  Ronald  Jolley
                                      ---------------------------
                                      Ronald  Jolley
                                      President and Chief Executive Officer



Dated:   September  13,  2002         By:     /s/  Nancy  Jolley
                                      ---------------------------
                                      Nancy  Jolley
                                      Treasurer and Principal Accounting Officer



     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment has been signed below by the following persons in the capacities and on the dates indicated.





/s/  Ronald  Jolley                                Date:   September  13,  2002
----------------------
Ronald  Jolley,  President  and  Director



/s/  Nancy  Jolley                                 Date:   September  13,  2002
----------------------
Nancy Jolley, Secretary, Treasurer and Director